Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statements (No. 333-263229) on Form S-8 and (Nos. 333-269192 and 333-262279) on Form S-3 of our report dated March 14, 2023, with respect to the financial statements of Pardes Biosciences, Inc.

/s/ KPMG LLP

Irvine, California

March 14, 2023